Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Stockholder

GenOn Energy, Inc.:

We consent to the incorporation by reference in the registration statement (No. 333-185501) on Form S-8, (No. 333-182379) on Form S-8, (No. 333-171318) on Form S-8, (No. 333-151992) on Form S-8, (No. 333-135973) on Form S-8, (No. 333-114007) on Form S-8, (No. 333-123677) on Form S-3, (No. 333-183334) on Form S-4, (No. 333-178024) on Form S-4, (No. 333-175470) on Form S-4 and (No. 333-171323) on Form S-4 of NRG Energy, Inc. of our reports dated February 29, 2012, with respect to the consolidated balance sheets of GenOn Energy, Inc. and subsidiaries as of December 31, 2011 and 2010, and the related consolidated statements of operations, stockholders’ equity and comprehensive income (loss), cash flows, and the related financial statement schedules for each of the years in the three-year period ended December 31, 2011 and the effectiveness of internal control over financial reporting as of December 31, 2011, which reports appear in the Form 8-K/A of NRG Energy, Inc. dated March 1, 2013.

/s/ KPMG LLP

Houston, Texas

March 1, 2013